Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST	Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE

CONTACT:	Charles Boyle	February 24, 2011
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2010 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Financial results for three-month periods ended December 31, 2010 and 2009:

KING OF PRUSSIA, PA- Universal Health Realty Income Trust (NYSE:UHT) announced today that for the quarter ended December 31, 2010, net income was $4.1 million, or $.33 per diluted share, as compared to $4.6 million, or $.38 per diluted share, during the comparable quarter of the prior year. Funds from operations (“FFO”) were $8.3 million, or $.66 per diluted share, during the fourth quarter of 2010 as compared to $8.5 million, or $.71 per diluted share, during the comparable quarter of 2009.

During the fourth quarter of 2010, as compared to the fourth quarter of 2009, our net income decreased $435,000, or $.05 per diluted share, due to the following: (i) a decrease of $300,000, or $.02 per diluted share, from the previously disclosed expiration of a master lease agreement on a medical office building (“MOB”) located in Georgia which expired in June, 2010, and; (ii) other combined net decreases of $135,000, or $.03 per diluted share, including the dilutive effect of $.01 per diluted share resulting from the new shares issued pursuant to our at-the-market equity issuance program (“ATM Program”), as discussed below. We continue to actively market the available space in the MOB located in Georgia which is currently 80% vacant.

Our FFO decreased $155,000, or $.05 per diluted share, during the fourth quarter of 2010 as compared to the comparable quarter of 2009, resulting primarily from: (i) the unfavorable impact of operating items mentioned above; (ii) the dilutive effect of $.03 per diluted share resulting from the new shares issued pursuant to our ATM Program, partially offset by; (iii) the favorable effect of adding back increased depreciation and amortization expense incurred by us and our unconsolidated affiliates amounting to $280,000, or $.02 per diluted share, related to newly constructed and recently opened MOBs and capital expenditures at various other properties.

At December 31, 2010, our shareholders’ equity was $145.4 million and our liabilities for borrowed funds were $67.6 million, including mortgage debt of consolidated entities, which is non-recourse to us, totaling $15.0 million.

Financial results for the years ended December 31, 2010 and 2009:

For the year ended December 31, 2010, net income was $16.3 million, or $1.33 per diluted share, as compared to net income of $18.6 million, or $1.56 per diluted share, during 2009. Our FFO were $32.6 million, or $2.66 per diluted share, during the year ended December 31, 2010 as compared to $33.3 million, or $2.80 per diluted share, during 2009.

During the year ended December 31, 2010, as compared to 2009, our net income decreased $2.3 million, or $.23 per diluted share, due to the following: (i) a decrease of approximately $700,000, or $.06 per diluted share, from the June, 2010 expiration of a master lease agreement on an MOB located in Georgia; (ii) a decrease of $330,000, or $.03 per diluted share, due to decreasing occupancy at an MOB located in California; (iii) a decrease of approximately $380,000, or $.03 per diluted share, at two MOBs in Phoenix, Arizona, due in part to low occupancy levels at a MOB that was acquired by us in March, 2010, as discussed below; (iv) a decrease of $260,000, or $.02 per diluted share, resulting from the operating losses sustained at a vacant, single-tenant MOB located in Las Vegas, Nevada, and; (v) other combined net decreases of approximately $600,000, or $.09 per diluted share, including $200,000, or $.02 per diluted share, resulting primarily from reserves established in connection with certain tenant receivables at LLCs that own MOBs in Nevada and Arizona and the dilutive effect of $.02 per diluted share resulting from the new shares issued pursuant to our ATM Program.

During the year ended December 31, 2010, as compared to 2009, our FFO decreased $743,000, or $.14 per diluted share, resulting primarily from: (i) the unfavorable impact of the operating items mentioned above; (ii) the dilutive effect of $.06 per diluted share resulting from the new shares issued pursuant to our ATM Program, partially offset by; (iii) the favorable effect of adding back increased depreciation and amortization expense incurred by us and our unconsolidated affiliates amounting to $1.5 million, or $.12 per diluted share, related to newly constructed and recently opened MOBs and capital expenditures at various other properties.

Dividend information:

The fourth quarter dividend of $.605 per share was paid on December 31, 2010.

Dividends of $2.415 per share were declared and paid during 2010 of which $1.613 per share was ordinary income and $.802 per share was a return of capital distribution.

At-the-market equity issuance program (“ATM Program”):

During the fourth quarter of 2009, we commenced an at-the-market equity issuance program pursuant to the terms of which we may sell, from time-to-time, common shares of our beneficial interest up to an aggregate sales price of $50 million to or through Merrill Lynch, Pierce, Fenner and Smith Incorporated (“Merrill Lynch”), as sales agent and/or principal.

Pursuant to this ATM Program, we issued 158,900 shares at an average price of $35.97 per share during the three-month period ended December 31, 2010, which generated approximately $5.5 million of net cash proceeds (net of compensation to Merrill Lynch and other various fees and expenses). We issued 548,900 shares at an average price of $33.44 per share during the year ended December 31, 2010, which generated approximately $17.6 million of net cash proceeds (net of compensation to Merrill Lynch and other various fees and expenses).

Since inception of the ATM Program, we have issued 733,500 shares at an average price of $32.90 per share, which generated approximately $22.9 million of net cash proceeds.

MOBs completed and opened or acquired during 2010:

During 2010, we completed construction and opened two MOBs which are owned by LLCs in which we hold non-controlling majority ownership interests as follows: (i) Texoma Medical Plaza located in Denison, Texas, which was completed and opened during the first quarter of 2010 located on the campus of a newly constructed and recently opened replacement acute care hospital owned and operated by a wholly-owned subsidiary of Universal Health Services, Inc. (“UHS”), and; (ii) BRB Medical Office Building, located in Kingwood, Texas, which was completed and opened during the fourth quarter of 2010. Leasing activity for the BRB Medical Office Building has been strong as the building’s occupancy rate is 96% when executed lease agreements are considered.

Additionally, during the first quarter of 2010, we acquired a 95% non-controlling ownership interest in an LLC that purchased the North Valley Medical Plaza, a medical office building located in Phoenix, Arizona. This MOB had a very low occupancy rate at the time of acquisition and, together with a previously owned MOB in the market, we continue to actively market the available space in these MOBs to prospective tenants.

Deconsolidation of two previously consolidated MOBs:

Summerlin Medical Office Building III, which is located in Las Vegas, Nevada on the campus of Summerlin Hospital Medical Center, (a majority-owned subsidiary of UHS), was completed and opened during the first quarter of 2009. In connection with this MOB, which is owned by an LLC in which we hold a majority, non-controlling ownership interest, Summerlin Hospital Medical Center committed to a master lease agreement for a specified portion of the space. As a result of this master lease agreement, the LLC was considered a variable interest entity. Since we were the primary beneficiary, the financial results of this MOB were included in our financial statements on a consolidated basis prior to January 1, 2010. During January 2010, the master lease threshold was met and, as a result, this MOB is accounted for as an unconsolidated LLC under the equity method beginning on January 1, 2010. During the three-month period ended December 31, 2009, this property generated approximately $331,000 of revenue, $130,000 of other operating expenses and $155,000 of combined interest and depreciation and amortization expense. During the year ended December 31, 2009, this property generated approximately $1.2 million of revenue, $455,000 of other operating expenses and $529,000 of combined interest and depreciation and amortization expense. There was no material impact on our net income as a result of the deconsolidation of this LLC.

Summerlin Medical Office Building II is also located in Las Vegas, Nevada on the campus of Summerlin Hospital Medical Center (a majority-owned subsidiary of UHS). In connection with this MOB, which is owned by an LLC in which we hold a majority, non-controlling ownership interest, Summerlin Hospital Medical Center committed to a master lease agreement for a specified portion of the space. As a result of this master lease agreement, the LLC was considered a variable interest entity. Since we were the primary beneficiary, the financial results of this MOB were included in our financial statements on a consolidated basis prior to October 1, 2010. In October, 2010, the master lease arrangement expired and, as a result, this MOB is accounted for as an unconsolidated LLC under the equity method beginning on October 1, 2010. During the three-month period ended December 31, 2009, this property generated approximately $628,000 of revenue, $244,000 of other operating expenses and $289,000 of combined interest and depreciation and amortization expense. There was no material impact on our net income as a result of the deconsolidation of this LLC.

General information, forward-looking statements and non-GAAP financial measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have fifty-two real estate investments in fifteen states.

Funds from operations is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that funds from operations and funds from operations per diluted share, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is shown below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2009 and our Form 10-Q for the quarter ended September 30, 2010. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

The matters discussed in this report, as well as the news releases issued from time to time by us, include certain statements containing the words “believes”, “anticipates”, “intends”, “expects” and words of similar import, which constitute “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Twelve Months Ended December 31, 2010 and 2009

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenues:
Base rental - UHS facilities	$3,260	$3,676	$13,142	$14,413
Base rental - Non-related parties	2,013	2,714	9,528	10,434
Bonus rental - UHS facilities	956	1,032	4,097	4,199
Tenant reimbursements and other - Non-related parties	353	632	2,004	2,696
Tenant reimbursements and other - UHS facilities	8	33	107	172

	6,590	8,087	28,878	31,914

Expenses:
Depreciation and amortization	1,508	1,652	6,286	6,399
Advisory fees to UHS	475	415	1,852	1,606
Other operating expenses	1,165	1,467	5,439	5,977

	3,148	3,534	13,577	13,982

Income before equity in income of unconsolidated limited liability companies (“LLCs”) and interest expense	3,442	4,553	15,301	17,932

Equity in income of unconsolidated LLCs	1,044	576	2,948	3,092

Interest expense, net	(364)	(572)	(1,939)	(2,448)

Net income	$4,122	$4,557	$16,310	$18,576

Basic earnings per share	$0.33	$0.38	$1.33	$1.56

Diluted earnings per share	$0.33	$0.38	$1.33	$1.56

Weighted average number of shares outstanding - Basic	12,527	11,946	12,259	11,891
Weighted average number of share equivalents	3	1	3	6

Weighted average number of shares and equivalents outstanding - Diluted	12,530	11,947	12,262	11,897

Calculation of Funds From Operations (“FFO”):
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net income	$4,122	$4,557	$16,310	$18,576

Plus: Depreciation and amortization expense:
Consolidated investments	1,476	1,609	6,156	6,283
Unconsolidated affiliates	2,728	2,315	10,116	8,466

Funds from operations (FFO)	$8,326	$8,481	$32,582	$33,325

Funds from operations (FFO) per share - Basic	$0.66	$0.71	$2.66	$2.80

Funds from operations (FFO) per share - Diluted	$0.66	$0.71	$2.66	$2.80

Dividend paid per share	$0.605	$0.600	$2.415	$2.380

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	December 31, 2010	December 31, 2009
Assets:

Real Estate Investments:
Buildings and improvements	$180,750	$207,597
Accumulated depreciation	(74,683)	(72,405)

	106,067	135,192
Land	19,190	19,348

Net Real Estate Investments	125,257	154,540

Investments in and advances to limited liability companies (“LLCs”)	80,442	61,934

Other Assets:
Cash and cash equivalents	987	3,038
Base and bonus rent receivable from UHS	1,964	2,039
Rent receivable - other	912	980
Deferred charges, notes receivable and intangible and other assets, net	6,573	6,294

Total Assets	$216,135	$228,825

Liabilities:

Line of credit borrowings	$52,600	$48,800
Mortgage notes payable, non-recourse to us	8,399	6,677
Mortgage, construction and other loans payable of consolidated LLCs, non-recourse to us	6,564	28,790
Accrued interest	113	142
Accrued expenses and other liabilities	2,333	2,251
Tenant reserves, escrows, deposits and prepaid rents	616	981

Total Liabilities	70,625	87,641

Equity:

Preferred shares of beneficial interest,
$.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value;
95,000,000 shares authorized; issued and outstanding: 2010 - 12,653,169
2009 -12,089,474	127	121
Capital in excess of par value	213,209	195,209
Cumulative net income	373,604	357,294
Cumulative dividends	(441,527)	(411,662)

Total Universal Health Realty Income Trust Shareholders’ Equity	145,413	140,962
Third-party equity interests	97	222

Total Equity	145,510	141,184

Total Liabilities and Equity	$216,135	$228,825